Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
The Gillette Company:
We consent to the use of our reports with respect to the consolidated financial statements, management’s assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Experts” in the joint proxy statement/prospectus.
KPMG LLP
Boston, Massachusetts
May 10, 2005